Exhibit 10.1

AGENCY AGREEMENT

September 29, 2010

VISTA GOLD CORP.
7961 Shaffer Parkway, Suite 5
Littleton, CO 80127

Attention:                      Michael B. Richings, Chief Executive Officer

Dear Sirs:

Sprott Private Wealth L.P. (the “Agent”), understands that Vista Gold Corp. (“Vista” or the “Corporation”) proposes to issue and sell up to 13,043,479 special warrants (“Special Warrants”) at a price of US$2.30 per Special Warrant (the “Offering Price”) for total subscription proceeds of approximately US$30,000,000 (the “Offering”).  Each Special Warrant will entitle the holder thereof, upon deemed exercise thereof, without additional consideration, to one common share in the capital of the Corporation (a “Share”) and one common share purchase warrant (a “Warrant”), subject to adjustment, in certain circumstances as described in the certificates representing the Special Warrants (the “Special Warrant Certificate”).

Each Warrant will be exercisable to acquire, subject to adjustment as set out in the Warrant Indenture (as hereinafter defined), one common share in the capital of the Corporation (a “Warrant Share”) at any time from the issuance of the Warrant until 4:30 p.m. (Vancouver time) on the date (the “Expiry Date”) which is the earlier of the date that is five years after the Closing Date (as hereinafter defined), and the 15th business day following the date on which the Corporation chooses to provide notice that an Acceleration Event (as hereinafter defined) has occurred, at the Exercise Price (as hereinafter defined).

The parties acknowledge that the Offering is subject to, among other things, approval of the shareholders of the Corporation for the issuance of the Special Warrants, the issuance of the Shares and Warrants on the deemed exercise of the Special Warrants and the issuance of the Warrant Shares issuable on the exercise of the Warrants, as required by the Toronto Stock Exchange, the NYSE Amex and any other applicable authorities.

An amount equal to 100% of the gross proceeds from the sale of the Special Warrants (the “Escrowed Amount”) will be deposited into escrow (“Escrow”) with the Special Warrant Agent (as hereinafter defined) and will be dealt with in accordance with the terms of the Special Warrants (as summarized in Section 4 hereof).

DEFINITIONS
In this Agreement:

“Acceleration Event” means any time the closing trading price of the Common Shares on the NYSE Amex is at least 35% above the then current Exercise Price of the Warrants on 15 or more consecutive trading days.

 “Agent” has the meaning given to it in the preamble to this Agreement;

Exhibit 10.1

“Agreement” means this agreement between the Corporation and the Agent dated as of the date hereof;

“AIF” means the annual report on Form 10-K of the Corporation dated March 16, 2010;

“best of the Corporation’s knowledge” means to the best of the Corporation’s knowledge after due inquiry;

“Business Day” means a day which is not a Saturday, a Sunday or a statutory or civic holiday in Vancouver, British Columbia, Toronto, Ontario or Denver, Colorado;

“Canadian GAAP” means Canadian generally accepted accounting principles as set forth in the Handbook of the Canadian Institute of Chartered Accountants or a successor entity, as amended from time to time;

“Canadian Securities Laws” means, as applicable, the securities laws, regulations, rules, instruments, rulings, orders and notices in each of the provinces and territories of Canada, the applicable policy statements issued by the securities regulators or regulatory authorities in each of the provinces and territories of Canada;

“Canadian Securities Regulators” means the securities regulatory authorities in each of the provinces and territories of Canada;

“Closing” means the completion of the issue and sale by the Corporation of the Special Warrants;

“Closing Date” means October 22, 2010 or such other date as the Corporation, the Finder and the Agent may agree upon in writing;

“Closing Time” means 11:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Corporation, the Finder and the Agent may agree;

“Common Shares” means the common shares of the Corporation, which the Corporation is authorized to issue as constituted on the date hereof;

“Compensation Warrants” has the meaning given to it in subsection 7(b);

“Compensation Warrant Certificate” means the certificate representing the Compensation Warrants;

“Compensation Warrant Share” has the meaning given to it in subsection 7(b);

“Concordia Project” means the Concordia gold project located in Baja California Sur, Mexico;

“Corporation” means Vista Gold Corp.;

“Corporation’s Auditors” means Pricewaterhouse Coopers LLP or such firm of chartered accountants as the Corporation may from time to time appoint as auditors of the Corporation;

“Disclosure Documents” means, collectively, all of the documentation which has been filed by or on behalf of the Corporation since December 31, 2009 with the relevant Canadian Securities Regulators pursuant to the requirements of applicable Canadian Securities Laws, including all press releases filed on SEDAR;

“Environmental Laws” has the meaning given to it in subsection 5(ff);

Exhibit 10.1

“Escrow Deadline” means 4:30 p.m. (Vancouver time) on December 15, 2010 or such other date as may be agreed to by the Agent, the Finder and the Corporation;

“Exercise Price” means:

(i)	US$3.50 at any time up to and including 4:30 p.m. (Vancouver time) on the first anniversary of the Closing Date;

(ii)	US$4.00 at any time after the first anniversary of the Closing Date and up to and including 4:30 p.m. (Vancouver time) on the second anniversary of the Closing Date;

(iii)	US$4.50 at any time after the second anniversary of the Closing Date and up to and including 4:30 p.m. (Vancouver time) on the third anniversary of the Closing Date;

(iv)	U.S.$5.00 at any time after the third anniversary of the Closing Date and up to and including 4:30 p.m. (Vancouver time) on the Expiry Date.

“Exercise Date” means, with respect to any Special Warrants, the date upon which the Special Warrants are deemed to be exercised;

“Financial Statements” means the audited consolidated financial statements of the Corporation as at and for the year ended December 31, 2009 (the “Audited Financial Statements”) and the unaudited interim consolidated financial statements as at and for the six-month period ended June 30, 2010, including the notes to such statements and, as applicable, the related auditors’ report on such statements;

“Finder” means Global Resource Investments, Ltd.;

“Finder’s Agreement” means the finder’s agreement dated on or about the date hereof between the Corporation and the Finder pursuant to which the Finder agrees to locate and introduce the Corporation to potential Purchasers in the United States and elsewhere outside of Canada;

“Indemnified Party” has the meaning given to it in Section 11 of this Agreement;

“Leased Premises” has the meaning given to it in subsection 5(y);

“Meeting” means the special meeting of the shareholders of the Corporation at which the Shareholder Approval will be sought;

“Material Adverse Effect” when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its parent (if applicable) or subsidiaries taken as a whole;

“Mining Rights” shall have the meaning given to it in subsection 5(mm) hereof;

“misrepresentation”, “material fact”, “material change”, “affiliate”, “associate” shall have the respective meanings given to it in the Securities Act (British Columbia);

“Mt. Todd Project” means the Mt. Todd gold mine located in the Northern Territory, Australia;

“Notice” has the meaning given to it in Section 18 of this Agreement;

Exhibit 10.1

“NYSE Amex” means NYSE Amex Equities stock exchange;

“Purchaser” means a purchaser of Special Warrants pursuant to the Offering;

“SEC” means the United States Securities and Exchange Commission;

“Securities Regulators” means, collectively, the Canadian Securities Regulators and the SEC;

“Shareholder Approval” means the passing of a resolution by the majority of the shareholders of the Corporation at a special meeting of shareholders approving the terms of the Offering;

“Special Warrant Agent” means Computershare Trust Company of Canada in its capacity as special warrant agent under the Special Warrant Indenture;

“Special Warrant Indenture” means the indenture to be dated as of the Closing Date, and to be entered into between the Corporation and the Special Warrant Agent pursuant to which the Special Warrants will be issued;

“Special Warrants” has the meaning given to it in the first paragraph of this Agreement;

“Subscription Agreements” means collectively, the subscription agreements entered into between the Corporation and each of the Purchasers in respect of the Offering and includes all schedules thereto;

“Subsidiaries” means those subsidiaries set out in the AIF under the heading “Item 1. Business - Corporate Organization Chart” and “Subsidiary” means any one of them;

“Transfer Agent” means Computershare Investor Services Inc.;

“TSX” means the Toronto Stock Exchange;

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

 “U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“Warrant Agent” means Computershare Trust Company of Canada in its capacity as warrant agent under the Warrant Indenture;

“Warrant Indenture” means the indenture to be dated as of the Closing Date, and to be entered into between the Corporation and the Warrant Agent pursuant to which the Warrants will be issued.

Unless otherwise expressly provided in this Agreement, words importing only the singular number include the plural and vice versa and words importing gender include all genders. References to “Sections”, “subsections” or “clauses” are to the appropriate section, subsection or clause of this Agreement.

Exhibit 10.1

TERMS AND CONDITIONS

1.	The Offering and Appointment of Agent

Based upon the foregoing and subject to the terms and conditions set out below, the Corporation hereby appoints the Agent to act as its agent in Canada and the Agent hereby accept such appointment, to effect the sale, in conjunction with the Finder, of up to 13,043,479 Special Warrants for an aggregate purchase price of up to approximately US$30,000,000, on a “best efforts” basis (i) to persons resident in Canada on a private placement basis, and (ii) in such other jurisdictions as may be agreed by the Corporation provided that no prospectus filing or comparable obligation arises and the Corporation does not thereafter become subject to continuous disclosure obligations in such other jurisdictions.  The Agent agrees to use its best efforts to sell the Special Warrants, but it is hereby understood and agreed that the Agent shall act as agent only and is under no obligation to purchase any of the Special Warrants, although the Agent or any employee of the Agent may subscribe for Special Warrants, subject to applicable laws and applicable rules and by-laws of the Investment Industry Regulatory Organization of Canada, if so desired.

2.	Compliance with Securities Laws

The Corporation shall fulfil and comply with, to the satisfaction of the Agent (acting reasonably), all requirements of the Canadian Securities Laws required to be fulfilled or complied with by the Corporation to permit the creation, issuance, offering and sale of the Special Warrants through the Agent.

The parties acknowledge that the Special Warrants and the underlying Common Shares, Warrants and Warrant Shares have not been and will not be registered under the U.S. Securities Act or applicable state securities laws and the Special Warrants may not be offered or sold in the United States or to, or for the account or benefit of, U.S. Persons except pursuant to exemptions from the registration requirements of the U.S. Securities Act and the applicable laws of any applicable state of the United States.  Accordingly, the Corporation and the Agent agree that any offers or sales in the United States and to, or for the account or benefit of, U.S. Persons shall be conducted only by the Finder in accordance with such terms and conditions as may be agreed upon between the Corporation and the Finder.

3.	Representations, Warranties, Covenants and Obligations of the Agent

The Agent represents and warrants to, and covenants with, the Corporation that:

(a)
The Agent has complied and will comply with the Canadian Securities Laws in connection with the distribution of the Special Warrants, and shall offer the Special Warrants for sale to the public directly upon the terms and conditions set out in this Agreement.  The Agent has offered and will offer for sale to the public and sell the Special Warrants only in those jurisdictions where they may be lawfully offered for sale or sold.

(b)
The Agent shall distribute the Special Warrants in a manner which complies with and observes all applicable Canadian Securities Laws and will not, directly or indirectly, offer, sell or deliver any Special Warrants to any person in any jurisdiction other than Canada except in a manner which will not require the Corporation to comply with the registration, prospectus, filing or other similar requirements under the applicable securities laws of such other jurisdictions.

(c)
The Agent has offered and sold and will offer and sell the Special Warrants only in an offshore transaction in accordance with Rule 903 under Regulation S under the U.S. Securities Act.  Accordingly, none of the Agents, their affiliates nor any person acting on their behalf, has made

Exhibit 10.1

or will make (i) any offer to sell or any solicitation of an offer to buy, any Special Warrants to any person within the United States or any U.S. Person, or for the account or benefit of any U.S. Person or person within the United States; (ii) any sale of Special Warrants to any purchaser unless such purchaser is not a U.S. Person nor a person within the United States and is not purchasing for the account or benefit of any U.S. Person or person in the Untied States and, at the time the buy order was or will have been originated, the purchaser was outside the United States, or the Agent, affiliate or person acting on behalf of either reasonably believed that such purchaser was outside the United States; (iii) any “directed selling efforts” (as defined in Regulation S under the U.S. Securities Act) in the United States with respect to the Securities.

4.	Escrow

The Corporation and the Agent acknowledge and agree that an amount equal to 100% of the gross proceeds of the Offering (the “Escrowed Funds”) will be held by the Special Warrant Agent in accordance with the terms of the Special Warrant Indenture until the Meeting.  After the Meeting, the Escrowed Funds will be distributed as follows:

(i)	if the Shareholder Approval is obtained at the Meeting prior to the Escrow Deadline, the Escrowed Funds (together with all interest earned thereon) will be released to the Corporation; and

(ii)	if the Shareholder Approval is not obtained prior to the Escrow Deadline, the Escrowed Funds will be returned to the Purchasers and any interest thereon will be released to the Corporation.

5.	Representations and Warranties of the Corporation

The Corporation represents and warrants to the Agent and to each of the Purchasers and their permitted assigns, that each of the following representations and warranties is true and correct on the date of this Agreement:

(a)
the Corporation and each of the Subsidiaries is a corporation duly incorporated, continued or amalgamated and validly existing under the laws of the jurisdiction in which it was incorporated, continued or amalgamated, as the case may be, has all requisite corporate power and authority and is duly qualified and holds all necessary material permits, licences and authorizations necessary or required to carry on its business as now conducted and to own, lease or operate its properties and assets and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding up, and the Corporation has all requisite power and authority to enter into each of this Agreement, the Subscription Agreements, the Special Warrant Certificates and the Special Warrant Indenture, and to carry out its obligations hereunder and thereunder;

(b)	other than the Subsidiaries, the Corporation does not beneficially own, or exercise control or direction over, 10% or more of the outstanding voting shares of any entity;

(c)	all of the Subsidiaries, and the Corporation’s direct and indirect holdings and interests in each one, are as set out in the AIF under the heading “Item 1. Business – Corporate Organization Chart;

Exhibit 10.1

(d)
all of the issued and outstanding shares of the Subsidiaries are issued as fully paid shares, in each case free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever and no person, firm or corporation has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Corporation or any of its Subsidiaries of any interest in any of the shares in the capital of any of the Subsidiaries;

(e)
each of the execution and delivery of this Agreement, the Subscription Agreements, the Special Warrant Certificates and the Special Warrant Indenture, and the performance by the Corporation of its obligations hereunder and thereunder, the issue and sale of the Special Warrants hereunder and the consummation of the transactions contemplated in this Agreement, the Subscription Agreements, the Special Warrant Certificates and the Special Warrant Indenture, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a material default under (whether after notice or lapse of time or both) (A) any statute, rule or regulation applicable to the Corporation including, without limitation, Canadian Securities Laws, the rules and regulations of the TSX and NYSE Amex, and United States federal and state securities laws; (B) the constating documents, by-laws or resolutions of the Corporation which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Corporation is a party or by which it is bound; or (D) any judgment, decree or order binding the Corporation or the Subsidiaries or the property or assets of the Corporation or the Subsidiaries;

(f)
none of the Corporation or any Subsidiary has approved, is contemplating, has entered into any agreement in respect of, or has any knowledge of: (A) the purchase of any property material to the Corporation or assets or any interest therein or the sale, transfer or other disposition of any property material to the Corporation or assets or any interest therein currently owned, directly or indirectly, by the Corporation or any Subsidiary whether by asset sale, transfer of shares or otherwise; or (B) the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Corporation or any Subsidiary or otherwise) of the Corporation or any Subsidiary;

(g)
the Financial Statements have been prepared in accordance with Canadian GAAP and, together with certifications of the Corporation’s annual filings for 2009 and 2010, present fully, fairly and correctly in all material respects, the financial condition of the Corporation as at the dates thereof and the results of the operations and the changes in the financial position of the Corporation for the periods then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation and there has been no change in accounting policies or practices of the Corporation since December 31, 2009. The Financial Statements have been reconciled to the generally accepted accounting principles of the United States  in accordance with the U.S. Securities Act and the SEC’s rules and guidelines;

(h)
all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Corporation and the Subsidiaries have been paid, except where the failure to pay such taxes would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect on the

Exhibit 10.1

Corporation.  All tax returns, declarations, remittances and filings required to be filed by the Corporation and the Subsidiaries have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where such failure would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect on the Corporation.  To the best of the knowledge of the Corporation, no examination of any tax return of the Corporation or any Subsidiary is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable, by the Corporation or any Subsidiary, in any case, except where such examinations, issues or disputes would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect on the Corporation;

(i)
the Corporation’s Auditors are independent public accountants as required by the U.S. Securities Act and the rules of the Public Company Accounting Oversight Board and are independent with respect to the Corporation under applicable Canadian Securities Laws and there has never been a reportable disagreement (within the meaning of National Instrument 51-102 – Continuous Disclosure) between the Corporation and its Auditors;

(j)
the Corporation has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the U.S. Exchange Act) and “internal controls over financial reporting” (as such term is defined in Rule 13a-15(f) under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Corporation, including its consolidated subsidiaries, is made known to the Corporation’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; and the Corporation has taken all reasonably necessary actions to ensure that, the Corporation and the Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(k)
the Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(l)	the Corporation is in compliance with the certification requirements with respect to the Corporation’s annual and interim filings with the Canadian Securities Regulators;

(m)	the audit committee of the Corporation is comprised and operates in accordance with the requirements of National Instrument 52-110 – Audit Committees of the Canadian Securities Administrators;

(n)	the Corporation is a reporting issuer not in default for purposes of Canadian Securities Laws in jurisdictions which recognize the concept of reporting issuer status. Further, the

Exhibit 10.1

Corporation is not an “ineligible issuer” (as defined in Rule 405 of the U.S. Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the U.S. Securities Act with respect to the Offering.

(o)
as at the Closing Date, except as contemplated by this Agreement and as disclosed in the Disclosure Documents, other than restricted stock units (“RSU”) and stock options issued to employees and executive officers of the Corporation during the last fiscal quarter, no holder of outstanding shares in the capital of the Corporation will be entitled to any pre-emptive or any similar rights to subscribe for any Common Shares or other securities of the Corporation and no rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares in the capital of the Corporation are outstanding;

(p)
except as disclosed in the Disclosure Documents, no legal or governmental proceedings or inquiries are pending to which the Corporation, or any of its Subsidiaries, is a party or to which its property is subject that would result in the revocation or modification of any material certificate, authority, permit or license necessary to conduct the business now owned or operated by the Corporation and its Subsidiaries which, if the subject of an unfavourable decision, ruling or finding would have a Material Adverse Effect on the Corporation and, to the best of the Corporation’s knowledge, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to the Corporation or its Subsidiaries or with respect to their properties;

(q)
none of the Corporation nor its Subsidiaries is in violation of its constating documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound;

(r)
the Corporation and each of its Subsidiaries owns or has the right to use under license, sub-license or otherwise all material intellectual property used by the Corporation and its Subsidiaries in its business, including copyrights, industrial designs, trade marks, trade secrets, know how and proprietary rights, free and clear of any and all encumbrances;

(s)
any and all of the agreements and other documents and instruments pursuant to which the Corporation and its Subsidiaries hold the property and assets thereof (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, neither the Corporation nor any Subsidiary is in default of any of the provisions of any such agreements, documents or instruments nor has any such default been alleged that, in each case could reasonably be expected to have a Material Adverse Effect on the Corporation, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated and all leases, licences and claims pursuant to which the Corporation or any Subsidiary derive the interests thereof in such property and assets are in good standing and there has been no default under any such lease, licence or claim that could reasonably be expected to have a Materially Adverse Effect on the Corporation.  None of the properties (or any interest in, or right to earn an interest in, any property) of the Corporation or any Subsidiary is subject to any right of first refusal or purchase or acquisition right;

Exhibit 10.1

(t)
each of this Agreement, the Subscription Agreements, the Special Warrant Certificates and the Special Warrant Indenture has been or will be duly authorized and executed and delivered by the Corporation and constitutes or will constitute a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principals when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(u)
at the Closing Time, all necessary corporate action will have been taken by the Corporation (i) to allot and authorize the creation, issuance and sale of the Special Warrants, (ii) to allot and authorize the creation and issuance of the Warrants and the Compensation Warrants, (iii) to allot and reserve for issuance, the Shares upon the deemed exercise of the Special Warrants, Warrant Shares upon the due exercise of the Warrants and Compensation Warrant Shares upon the due exercise of the Compensation Warrants;

(v)
no order or ruling suspending the sale or ceasing the trading in any securities of the Corporation (including the Special Warrants) has been issued by any securities regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the best knowledge of the Corporation, are pending, contemplated or threatened by any regulatory authority;

(w)
the authorized capital of the Corporation consists of an unlimited number of Common Shares and an unlimited number of preferred shares, which, as at the close of business on the business day immediately preceding the date hereof, (i) 46,596,708 Common Shares and no preferred shares were issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation, and (ii) 177,500 RSUs, 2,563,661 stock options and 200,000 warrants were issued and outstanding;

(x)	the Corporation has not made any loans to or guaranteed the obligations of any person other than the Subsidiaries;

(y)
with respect to each premises of the Corporation or its Subsidiaries which is material to the Corporation and its Subsidiaries on a consolidated basis and which the Corporation or any of its Subsidiaries occupies as tenant (the “Leased Premises”), the Corporation or such Subsidiary occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Corporation and/or its Subsidiaries occupies the Leased Premises is in good standing and in full force and effect;

(z)
the Corporation and each Subsidiary is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where non-compliance with such laws could not reasonably be expected to have a Material Adverse Effect on the Corporation or any Subsidiary, and has not and is not engaged in any unfair labour practice;

(aa)
no labour dispute with the employees of the Corporation or any Subsidiary exists or, to the knowledge of the Corporation, is imminent, and the Corporation is not aware of any existing or imminent labour disturbance by the employees of any of its or any

Exhibit 10.1

Subsidiary’s principal suppliers, manufacturers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect;

(bb)
except as disclosed in the Disclosure Documents, to the best knowledge of the Corporation, none of the directors, officers or employees of the Corporation or any associate or affiliate of any of the foregoing had or has any material interest, direct or indirect, in any transaction or any proposed transaction with the Corporation or its Subsidiaries which, as the case may be, materially affects, is material to or will materially affect the Corporation;

(cc)
the assets of the Corporation and its Subsidiaries and their business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and the Corporation has not failed to promptly give any notice of any material claim thereunder;

(dd)	the Transfer Agent at its principal offices in Vancouver and Toronto has been duly appointed as registrar and transfer agent for the Common Shares;

(ee)
the minute books of the Corporation and its Subsidiaries for the periods from their respective dates of incorporation to the date hereof are all of the minute books of the Corporation and its Subsidiaries, respectively, and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Corporation and its Subsidiaries to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation or any of its Subsidiaries to the date hereof not reflected in such minute books and other records on a consolidated basis;

(ff)
to the best of the Corporation’s knowledge, neither the Corporation nor any of its Subsidiaries has been in material violation of, in connection with the ownership, use, maintenance or operation of its property and assets, including the Leased Premises, any applicable federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, permits, licences, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters (collectively the “Environmental Laws”) which would have a Material Adverse Effect on the Corporation;

(gg)
without limiting the generality of subsection (ff) immediately above, the Corporation and each of its Subsidiaries, do not have any knowledge of, and have not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, either the Corporation or any Subsidiary or any of the property, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Corporation is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and neither the Corporation nor any Subsidiary nor any of the property, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any governmental authority (which term means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or

Exhibit 10.1

capital ownership or otherwise) by any of the foregoing) to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any contaminant into the environment, except for compliance investigations conducted in the normal course by any governmental authority, in each case which could reasonably be expected to have a Material Adverse Effect on the Corporation;

(hh)
there are no orders, rulings or directives issued, pending or, to the best of the Corporation’s knowledge threatened against the Corporation or any of its Subsidiaries under or pursuant to any Environmental Laws requiring any work, repairs, construction or capital expenditures with respect to the property or assets of the Corporation or any of its Subsidiaries (including the Leased Premises) which would have a Material Adverse Effect on the Corporation;

(ii)
to the best of the Corporation’s knowledge, the Corporation and its Subsidiaries are not subject to any contingent or other liabilities relating to the restoration or rehabilitation of land, water or any other part of the environment (except for those derived from normal exploration or mining activities including requirements to post bonds to underwrite the cost of rehabilitation) or non-compliance with Environmental Laws which could reasonably be expected to have a Material Adverse Effect on the Corporation;

(jj)
other than the Finder pursuant to the Finder’s Agreement, there is no person acting or purporting to act at the request or on behalf of the Corporation that is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement;

(kk)
except as disclosed in the Disclosure Documents, each of the Corporation and its Subsidiaries holds all requisite licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on its business as currently carried on and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all material respects except where the failure to hold such licences, registrations, qualifications, permits and consents would not have a Material Adverse Effect on the Corporation.  In particular, without limiting the generality of the foregoing, except as disclosed in the Disclosure Documents, neither the Corporation nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or adverse modification of any material mining or exploration permit or licence, nor have any of them received notice of the revocation or cancellation of, or any intention to revoke or cancel, any mining claims, groups of claims, exploration rights, concessions or leases with respect to any of the Corporation’s resource properties where such revocation or cancellation would have a Material Adverse Effect on the Corporation;

(ll)
except as disclosed in the Disclosure Documents, the Corporation and the Subsidiaries are the absolute legal and beneficial owners of, and have good and marketable title to, all of the material property or assets thereof as described in the Disclosure Documents, and no other Mining Rights (as defined below) are necessary for the conduct of the business of the Corporation or any Subsidiary as currently conducted, none of the Corporation or any Subsidiary knows of any claim or the basis for any claim that might or could materially and adversely affect the right thereof to use, transfer or otherwise exploit such Mining Rights and, none of the Corporation or any Subsidiary has any responsibility or obligation to pay any material commission, royalty, license fee or similar payment to any person with respect to the Mining Rights thereof;

Exhibit 10.1

(mm)
the Corporation and its Subsidiaries hold either freehold title, mining leases, mining concessions, mining claims or participating interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which a particular property described in the Disclosure Documents is located (collectively, “Mining Rights”), in respect of the ore bodies and minerals located in properties in which the Corporation and the Subsidiaries have an interest as described in the Disclosure Documents under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Corporation or the applicable Subsidiary to explore the minerals relating thereto; all property, leases or claims in which the Corporation or any Subsidiary has an interest or right have been validly located and recorded in accordance in all material respects with all applicable laws and are valid and subsisting except where the failure to be so would not have a Material Adverse Effect on the Corporation; and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Corporation or a Subsidiary except where the failure to be so would not have a Material Adverse Effect on the Corporation;

(nn)
the definitive form of certificate representing the Common Shares is in proper form under the laws of Yukon, complies with the requirements of the TSX and NYSE Amex and does not conflict with the constating documents of the Corporation;

(oo)
since the date of the most recent Financial Statements, the Corporation has not declared or paid any dividends or declared or made any other payments or distributions on or in respect of any of its shares and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or agreed to do so or otherwise effected any return of capital with respect to such shares;

(pp)
the Corporation is not in default in any material respect of any requirement of Securities Laws, applicable securities laws in the United States, the TSX or NYSE Amex and the Corporation is not included in a list of defaulting reporting issuers maintained by the Canadian Securities Regulators;

(qq)
all disclosure filings required to be made by the Corporation pursuant to Canadian Securities Laws, applicable securities laws in the United States, and the rules and regulations of the TSX and NYSE Amex have been made and such disclosure and filings were true and accurate as at the respective dates thereof and the Corporation has not filed any confidential material change reports;

(rr)
the Corporation is not aware of any legislation, or proposed legislation (published by a legislative body), which it anticipates will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Corporation and the Subsidiaries, considered as a whole;

(ss)
none of the Corporation, any Subsidiary or, to the Corporation’s knowledge, any director, officer, agent, employee or affiliate of the Corporation or any of the Subsidiaries has, directly or indirectly, while acting on behalf of the Corporation or its Subsidiaries,: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the Foreign

Exhibit 10.1

Corrupt Practices Act of 1977, as amended (United States) or similar legislation; or (iv) made any other unlawful payment. The operations of the Corporation and each Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statues of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Corporation, threatened. Neither the Corporation nor any subsidiary nor, to the knowledge of the Corporation, any director, officer, agent, employee or affiliate of the Corporation or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Corporation will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

6.	Covenants of the Corporation

The Corporation hereby covenants to the Agent and to each of the Purchasers and their permitted assigns, and acknowledges that each of them is relying on such covenants in purchasing the Special Warrants, that the Corporation shall:

(a)
duly execute the Subscription Agreements which have been duly completed by the Purchasers, the Special Warrant Certificates and the Special Warrant Indenture, and duly and punctually perform all the obligations to be performed by it under this Agreement, the Subscription Agreements, the Special Warrant Certificates and the Special Warrant Indenture;

(b)	fulfil or cause to be fulfilled, at or prior to the Closing Date, each of the conditions required to be fulfilled by it pursuant to this Agreement;

(c)
use commercially reasonable efforts to obtain the approval of the TSX and NYSE Amex to list the Shares, Warrant Shares and Compensation Warrant Shares on such stock exchanges on that date which is four months and one day after the Closing Date, subject only to standard listing conditions in respect of the TSX and subject only to official notice of issuance if required in respect of NYSE Amex;

(d)
use commercially reasonable efforts obtain the approval of the TSX to list the Warrants on such stock exchange on that date which is four months and one day after the Closing Dates, subject only to the standard listing conditions of the TSX;

(e)
fulfil all legal requirements to permit the creation, issuance, offering and sale of the Special Warrants as contemplated in this Agreement and file or cause to be filed all documents, applications, forms or undertakings reasonably required to be filed by the Corporation and take or cause to be taken all action reasonably required to be taken by the Corporation in connection with the purchase and sale of the Special Warrants so that the distribution of the Special Warrants may lawfully occur by way of exemption from

Exhibit 10.1

the requirement to file a prospectus in Canada or a registration statement in the United States or similar document in any other jurisdiction;

(f)
until the Exercise Date shall have occurred, use commercial reasonable efforts to promptly provide to the Agent and the Finder, prior to the publication, filing or issuance thereof, any communication to the public;

(g)
ensure that the Special Warrants and Compensation Warrants when issued on the Closing Date contain all material attributes substantially in the form described in this Agreement and that the Shares and Warrants, the Warrant Shares and the Compensation Warrant Shares duly reserved and allotted for issuance upon the due exercise of the Special Warrants, Warrants or Compensation Warrants, as the case may be, in accordance with their terms;

(h)
ensure that the Special Warrants (upon payment therefor), the Shares and Warrants (upon the deemed exercise of the Special Warrants), the Compensation Warrants, the Warrant Shares (upon due exercise of the Warrants) and the Compensation Warrant Shares (upon due exercise of the Compensation Warrants) will be validly issued as fully paid and non-assessable securities in the capital of the Corporation;

(i)	comply with each of the covenants of the Corporation set out in the Subscription Agreements and the Special Warrant Indenture; and

(j)	use commercially reasonable efforts to obtain, at or prior to the Escrow Deadline, the Shareholder Approval.

7.	Fees and Expenses

(a)
In consideration of the services rendered by the Agent in connection with the Offering, the Corporation agrees to issue to the Agent that number of Special Warrants equal to 5% of the aggregate number of Special Warrants sold by the Agent to Purchasers pursuant to the Offering (excluding, for greater certainty, any Special Warrants placed by the Finder or issued to the Finder in respect of fees payable to the Finder).

(b)
The Corporation also agrees to issue to the Agent that number of compensation warrants (“Compensation Warrants”) equal to 5% of the aggregate number of Special Warrants sold by the Agent to Purchasers pursuant to the Offering (excluding, for greater certainty, any Special Warrants placed by the Finder or issued to the Finder in respect of fees payable to the Finder). Each Compensation Warrant shall be exercisable for one Common Share (a “Compensation Warrant Share”) at a price of US$2.30 for a period of two years following the Closing Date.

(c)
The Corporation shall reimburse the Agent for, all reasonable fees and disbursements of the Agent’s legal counsel as well as all reasonable “out-of-pocket” expenses of the Agent (the “Agent’s Expenses”).

8.	Closing Deliveries

The purchase and sale of the Special Warrants shall be completed at the Closing Time concurrently at the offices of Borden Ladner Gervais LLP, Vancouver, British Columbia and Heenan Blaikie LLP, Toronto, Ontario or at such other place or places as the Agent, the Finder and the Corporation may agree upon.  At

Exhibit 10.1

the Closing Time, the Corporation shall duly and validly deliver to the Agent and the Finder definitive certificates representing the Special Warrants, registered in the name or names as directed by the Agent and the Finder not less than one Business Day prior to the Closing Time, against payment by the Agent and the Finder to the Special Warrant Agent of the aggregate purchase price for the Special Warrants to the Corporation, by certified cheque or wire transfer.

9.	Closing Conditions

The Agent obligation to complete the Closing at the Closing Time shall be subject to the accuracy of the representations and warranties of the Corporation contained in this Agreement as of the date of this Agreement and as of the Closing Date, the performance by the Corporation of its obligations under this Agreement in all material respects and the following conditions:

(a)
The Agent shall have received at the Closing Time a legal opinion dated the Closing Date, in form and substance satisfactory to counsel to the Agent, acting reasonably, addressed to the Agent from Canadian counsel to the Corporation, Borden Ladner Gervais LLP, as to the laws of Canada and each Canadian province or territory where Special Warrants are sold, which counsel in turn may rely upon the opinions of local counsel where they deem such reliance proper as to the laws other than those of Canada, British Columbia, Alberta, Ontario and Quebec and as to matters of fact, on certificates of the Corporation’s Auditors, the Transfer Agent, public officials and officers of the Corporation and correspondence with public and stock exchange officials with respect to the following matters:

(i)	that the Corporation is validly existing and in good standing under the laws of the Yukon Territory, with the corporate power and authority under such law to conduct its business;

(ii)	the authorized and issued capital of the Corporation immediately prior to the Closing Date;

(iii)
that the Corporation (a) has the corporate power to execute, deliver and perform this Agreement, the Subscription Agreements, the Special Warrant Certificates, the Warrant Indenture and the Special Warrant Indenture, and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement, the Subscription Agreements, the Special Warrant Certificates, the Warrant Indenture and the Special Warrant Indenture;

(iv)
the execution and delivery by the Corporation of each of this Agreement the Subscription Agreements, the Special Warrant Certificates, the Warrant Indenture and the Special Warrant Indenture do not, and the performance by the Corporation of its obligations thereunder will not, (a) result in a violation of the Corporation’s certificate of incorporation or by-laws or (b) result in a violation of the applicable laws of the Yukon Territory or the federal laws of Canada applicable therein;

(v)
that the Special Warrants, Warrants and Compensation Warrants have been duly authorized by the Corporation and, when issued and delivered upon the due exercise of the Special Warrants, Warrants or Compensation Warrants, as the case may be, the Shares, Warrant Shares and Compensation Warrant Shares, will be validly issued, fully paid and non-assessable;

Exhibit 10.1

(vi)	that the Transfer Agent at its principal offices in Vancouver and Toronto has been duly appointed as transfer agent and registrar for the Common Shares;

(vii)	that Computershare Trust Company of Canada has been duly appointed as special warrant agent under the Special Warrant Indenture and as warrant agent under the Warrant Indenture;

(viii)
that the offering, issue, sale and delivery of the Special Warrants by the Corporation to the Purchasers in accordance with the Subscription Agreement, and of the Compensation Warrants to the Agent, has been effected in such a manner as to be exempt, either by statute, regulation, instrument or order, from the prospectus requirements of the applicable Canadian Securities Laws and no prospectus is required, no other document will be required to be filed, no proceeding will be required to be taken and no approval, permit, consent, order or authorization of any regulatory authority will be required to be obtained under the applicable Canadian Securities Laws to permit the offering, issue, sale and delivery of the Special Warrants to the Purchasers and the Compensation Warrants to the Agent; it being noted however that the Corporation is required to file with the applicable Canadian Securities Regulators within 10 days of the date of issue and sale of the Special Warrants (i) a report prepared and executed in accordance with Form 45-106F1 prescribed by NI 45-106 in respect of Special Warrants purchased by Purchasers in reliance on registration exemptions contained in NI 45-106, (ii) the applicable fee, if any, and (iii) in the case of British Columbia a fee checklist in Form 11-901F, if applicable;

(ix)
that the issue of the Shares and Warrants upon the deemed exercise of the Special Warrants, the Warrant Shares upon the due exercise of the Warrants and of the Compensation Warrant Shares upon the due exercise of the Compensation Warrants in accordance with the terms and conditions thereof will be exempt from the prospectus requirements of the applicable Canadian Securities Laws and no prospectus is required, no other document will be required to be filed, no proceeding will be required to be taken and no approval, permit, consent, order or authorization of any regulatory authority will be required to be obtained under the applicable Canadian Securities Laws to permit the issuance by the Corporation of the Shares and Warrants upon the deemed exercise of the Special Warrants, the Warrant Shares upon the due exercise of the Warrants and the Compensation Warrant Shares upon the due exercise of the Compensation Warrants.

(x)
that the first trade by a holder of the Special Warrants, Shares, Warrants and/or the Warrant Shares, or by the Agent of the Compensation Warrant Shares, other than a trade which is otherwise exempt under the applicable Canadian Securities Laws, will be deemed to be a distribution and subject to the prospectus requirements of the applicable Canadian Securities Laws, unless:

(a)	the Corporation is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding such first trade,

(b)	at the time of such first trade at least four months have elapsed from the date of issue of the Special Warrants or the Compensation Warrants, as the case may be,

Exhibit 10.1

(c)
the certificates representing the Special Warrant or the Compensation Warrants and if issued prior to that date which is four month and one day following the Closing Date, the Shares, Warrants, Warrant Shares or Compensation Warrant Shares, as the case may be, bear the legend prescribed under clause 2.5(2)3 of National Instrument 45-102 Resale of Securities of the Canadian Securities Administrators (“NI 45-102”),

(d)	the trade is not a “control distribution” as such term is defined in section 1.1 of NI 45-102,

(e)	no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade,

(f)	no extraordinary commission or consideration is paid to a person or company in respect of the trade, and

(g)
if the selling security holder is an insider or officer of the Corporation, the selling security holder has no reasonable grounds to believe that the Corporation is in default of applicable Canadian Securities Laws; and

(xi)	as to all other legal matters reasonably requested by counsel to the Agent relating to the distribution of the Special Warrants.

(b)
The Agent shall have received at the Closing Time a title opinion of local counsel in Australia and Mexico dated the Closing Date, in form and substance satisfactory to counsel to the Agent, acting reasonably, addressed to the Agent, the Finder and Purchasers in respect of the Mt. Todd Project and Concordia Project, respectively.

(c)
The Agent shall have received at the Closing Time certificates dated the Closing Date, addressed to the Agent and counsel to the Agent and signed by appropriate officers of the Corporation, with respect to the articles and by-laws of the Corporation, all resolutions of the board of directors of the Corporation relating to this Agreement, the incumbency and specimen signatures of signing officers of the Corporation and with respect to such other matters as the Agent may reasonably request.

(d)
The Agent shall have received at the Closing Time a certificate or certificates dated the Closing Date, addressed to the Agent and counsel to the Agent and signed on behalf of the Corporation by the Chief Executive Officer and by the Chief Financial Officer of the Corporation or other officers of the Corporation acceptable to the Agent, certifying for and on behalf of the Corporation after having made due enquiry, that:

(i)
since the date of the Audited Financial Statements (A) there has been no material change (actual, anticipated, contemplated, proposed or threatened, whether financial or otherwise) in the business, financial condition, affairs, operations, business prospects, assets, liabilities or obligations (contingent or otherwise) or capital of the Corporation, and (B) no transaction has been entered into by either of the Corporation which is material to the Corporation, other than as disclosed in the Disclosure Documents;

(ii)	there are no contingent liabilities affecting the Corporation which are material to the Corporation, other than as disclosed in this Agreement;

Exhibit 10.1

(iii)
no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Common Shares or any other securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any of the Canadian Securities Laws or by any other regulatory authority;

(iv)	the Corporation has complied with and satisfied in all material respects the covenants, terms and conditions of this Agreement on its part to be complied with and satisfied up to the Closing Time;

(v)
the representations and warranties of the Corporation contained in this Agreement are true and correct in all material respects as of the Closing Date with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement; and

(vi)	such other matters as the Agent may reasonably request.

(e)
The Agent shall not identified any material adverse changes or misrepresentations or any items materially adversely affecting the Corporation’s affairs which exist as of the date hereof but which have not been widely disseminated to the public.

10.	Rights of Termination

This Agreement may be terminated in the discretion of the Agent by written notice to the Corporation given prior to the Closing Time in the event that:

(a)
the Corporation is in material breach of any term, condition, covenant or agreement contained in this Agreement or any representation or warranty given by the Corporation in this Agreement is determined to have been untrue, false or misleading in any material way as of the date upon which such was given; or

(b)	at or prior to the Closing Time:

(i)	there shall have occurred any adverse material change or there shall be discovered any previously undisclosed adverse material fact in relation to the Corporation; or

(ii)
there shall have occurred any change in the Canadian Securities Laws or any inquiry, investigation or other proceeding is made or any order is issued under or pursuant to any statute of Canada or any province thereof or any statute of the United States or any state thereof or any stock exchange in relation to the Corporation or any of its securities (except for any inquiry, investigation or other proceeding based upon activities of the Agent and not upon activities of the Corporation);

which, in the opinion of the Agent, prevents or restricts trading in or the distribution of the Special Warrants or the Common Shares or adversely affects or would reasonably be expected to adversely affect the market price or value of the Common Shares; or

Exhibit 10.1

(iii)
there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence or catastrophe of national or international consequence or any law or regulation which, in the reasonable opinion of the Agent, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Corporation and its Subsidiaries, taken as a whole;

(iv)
a cease trading order is made by any securities regulator or other competent authority by reason of the fault of the Corporation or its directors, officers or agents and such cease trading order is not rescinded within 48 hours;

(v)
the state of the financial markets where the Special Warrants are marketed is such that in the opinion of the Agent, acting reasonably, it would be unprofitable to offer the Special Warrants for sale; or

(vi)
the Agent identifies a material adverse fact with respect to the Corporation or any of its Subsidiaries or the Special Warrants which existed as of the date hereof but which had not been disclosed to the Agent.

The rights of termination contained herein may be exercised by the Agent and are in addition to any other rights or remedies the Agent may have in respect of any default, act or failure to act or non-compliance by the Corporation in respect of any of the matters contemplated by this Agreement or otherwise.  In the event of any such termination, there shall be no further liability on the part of the Agent to the Corporation or on the part of the Corporation to the Agent except in respect of any liability which may have arisen prior to or arise after such termination under any of Sections 11 or 12.

11.	Indemnity

(a)
The Corporation covenants and agrees to indemnify and save harmless each of the Agent and its affiliates, and their respective directors, officers, employees, shareholders and agents (collectively, “Agent’s Personnel”), against all losses (other than loss of profits), claims, damages, liabilities, and reasonable costs or expenses, whether joint or several, caused or incurred by reason of or in connection with the transactions contemplated hereby including, without limitation, the following:

(i)
the omission or alleged omission to state in any certificate of the Corporation or of any officer of the Corporation delivered in connection with the Offering any material fact required to be stated therein where such omission or alleged omission constitutes or is alleged to constitute a misrepresentation;

(ii)
the non-compliance or alleged non-compliance by the Corporation with any material requirement of applicable securities laws, including the Corporation’s non-compliance with any statutory requirement to make any document available for inspection; and

(iii)
a material breach of any representation, warranty or covenant of the Corporation contained in this Agreement to be entered into in connection with the Offering or the failure of the Corporation to comply in all material respects with any of its obligations hereunder or thereunder,

Exhibit 10.1

and will reimburse the Agent and any Agent’s Personnel promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages, liabilities or actions in respect thereof, as incurred.

The Corporation shall not, without the prior written consent of the Agent, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Agent or any of the Agent’s Personnel are a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Agent and Agent’s Personnel from all liability arising out of such claim, action, suit or proceeding. Notwithstanding the foregoing, an indemnifying party shall not be liable for the settlement of any claim or action in respect of which indemnity may be sought hereunder effected without its written consent, which consent shall not be unreasonably withheld.

(b)
If any matter or thing contemplated by this indemnity shall be asserted against any party in respect of which indemnification is or might reasonably be considered to be provided (an "Indemnified Party"), such Indemnified Party will notify the Corporation as soon as possible and in any event on a timely basis, of the nature of such claim, provide copies of relevant documentation, keep the Corporation advised of the progress thereof and discuss with the Corporation any significant actions proposed.  The Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no settlement may be made by the Corporation or the Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld.

(c)
The indemnity in paragraph (a) shall not apply to the extent that: (i) such Indemnified Party has been negligent or has committed wilful misconduct or any fraudulent act in the course of its performance of professional services rendered under this Agreement; or (ii) such losses, expenses, claims, damages or liabilities to which the Indemnified Party may be subject were caused by the negligence, wilful misconduct or fraudulent act of the Indemnified Party.

(d)
In any claim, the Indemnified Party shall have the right to retain other counsel to act on the Indemnified Party's behalf, provided that the fees and disbursements of such other counsel reasonably incurred shall be paid by the Indemnified Party, unless (i) the Corporation and the Indemnified Party mutually agree to retain such other counsel, (ii) the Corporation fails to appoint counsel to act on behalf of the Indemnified Party in respect of such claim within a reasonable period of time, or (iii) the named parties to any such claim (including any third or implicated party) include both the Indemnified Party on the one hand and the Corporation, on the other hand, and the representation of the Corporation and the Indemnified Party by the same counsel would be inappropriate due to actual or potential conflicting interests. In the event that the Indemnified Party retains other counsel to act on the Indemnified Party's behalf in accordance with clause (i), (ii) or (iii) above, the fees and disbursements of such other counsel shall be paid by the Corporation to the extent that they have been reasonably incurred.

Exhibit 10.1

(e)
With respect to any Indemnified Party who is not a party to this Agreement, it is the intention of the Corporation to constitute the Agent as trustee for such Indemnified Party of the rights and benefits of this Section and the Agent agrees to accept such trust and to hold the rights and benefits of this Section in trust for an on behalf of such Indemnified Party.

12.	Contribution

(a)	Contribution by Corporation

In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in Section 11 would otherwise be available in accordance with its terms but is, for any reason (other than the occurrence of the events referred to in paragraph 12(c)(i) and (ii)), unavailable to or unenforceable by the Agent or enforceable otherwise than in accordance with its terms or insufficient to hold any Indemnified Party harmless, the Corporation shall contribute to the amount paid or payable by any Indemnified Party in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and any Indemnified Party on the other hand but also the relative fault of the Corporation or any Indemnified Party as well as any relevant equitable considerations. The Corporation shall in any event be liable to contribute to the amount paid or payable by an Indemnified Party as a result of a claim under Section 11, any amounts in excess of the Agency Fee or any portion of such fee actually received by the Indemnified Party.  The Agent shall not in any event be liable to contribute, in the aggregate, any amounts in excess of the Agency Fee or any portion of such fee actually received.  However, no party who has engaged in any fraud, fraudulent misrepresentation, wilful misconduct or negligence shall be entitled to claim contribution from any person who has not engaged in such fraud, fraudulent misrepresentation, wilful misconduct or negligence.

(b)	Right of Contribution in Addition to Other Rights

The rights to contribution provided in this Section shall be in addition to and not in derogation of any other right to contribution which the Agent may have by statute or otherwise at law.

(c)	Calculation of Contribution

If the Corporation may be held to be entitled to contribution from the Agent under the provisions of any statute or at law, the Corporation shall be limited to contribution in an amount not exceeding the lesser of:

(i)	the portion of the full amount of the loss or liability giving rise to such contribution for which the Agent is responsible, as determined in subsection 12(a), and

(ii)	the amount of the aggregate fee actually received by the Agent from the Corporation under this Agreement.

Exhibit 10.1

(d)	Right of Contribution in Favour of Others

With respect to any Indemnified Party who is not a party to this Agreement, it is the intention of the Corporation to constitute the Agent as trustees for such Indemnified Party of the rights and benefits of this Section and the Agent agree to accept such trust and to hold the rights and benefits of this Section in trust for and on behalf of such Indemnified Party.

13.	Severability

If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void or unenforceable provision shall be severable from this Agreement.

14.	Survival of Representations and Warranties

The representations, warranties, covenants, obligations and agreements of the Corporation contained in this Agreement and in any certificate delivered pursuant to this Agreement or in connection with the purchase and sale of the Special Warrants shall survive the purchase of the Special Warrants and shall continue in full force and effect for a period of two years following the Closing Date regardless of any subsequent disposition of the Special Warrants by the Purchasers or the termination of the Agent’s obligations and shall not be limited or prejudiced by the distribution of the Special Warrants.

15.	Time of the Essence

Time shall be of the essence of this Agreement.

16.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable in British Columbia and the parties hereto irrevocably attorn to the non-exclusive jurisdiction of the courts of such province.

17.	Funds

Unless otherwise specified, all funds referred to in this Agreement shall be in United States dollars.

18.	Notice

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “Notice”) shall be in writing addressed as follows:

If to the Corporation, addressed and sent to:

Vista Gold Corp.
7961 Shaffer Parkway, Suite 5
Littleton, CO 80127

Attention:  Michael B. Richings, Chief Executive Officer
Fax:
Email:

Exhibit 10.1

with a copy (which shall not constitute notice) to:

Borden Ladner Gervais LLP
1200 Waterfront Centre
200 Burrard Street
P.O. Box 48600
Vancouver, BC
V7X 1T2

Attention:                      Melanie M. Bradley
Fax:                      (604) 622-5824
Email:                      mebradley@blgcanada.com

If to the Agent, addressed and sent to:

Sprott Private Wealth LP
Royal Bank Plaza
South Tower, Suite 2700
200 Bay Street, P.O. Box 27
Toronto, Ontario
M5J 2J1

Attention:                      Kirstin McTaggart
Fax:                      (416) 943-4065
Email:                      kmctaggart@sprott.com

with a copy (which shall not constitute notice) to:

Heenan Blaikie LLP
Bay Adelaide Centre
Suite 2900, P.O. Box 2900
333 Bay Street
Toronto, Ontario
M5H 2T4

Attention:                      Sonia Yung
Fax:                      (416) 360-8425
Email:                      syung@heenan.ca

or to such other address as any of the persons may designate by Notice given to the others.

Each Notice shall be personally delivered to the addressee or sent by fax to the addressee and (i) a Notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a Notice which is sent by fax shall be deemed to be given and received on the first Business Day following the day on which it is sent.

Exhibit 10.1

19.	Entire Agreement

The provisions herein contained constitute the entire agreement between the parties relating to the Offering and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof whether verbal or written.

20.	Press Releases

Any press release connected with the Offering issued by the Corporation shall be issued only after consultation with the Agent and the Finder and in compliance with Canadian Securities Laws and applicable securities laws in the United States.

21.	Counterparts

This Agreement may be executed by anyone or more of the parties to this Agreement in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22.	Facsimile

The Corporation and the Agent shall be entitled to rely on delivery by facsimile of an executed copy of this Agreement and acceptance by the Corporation and the Agent of that delivery shall be legally effective to create a valid and binding agreement between the Corporation and the Agent in accordance with the terms of this Agreement.

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Exhibit 10.1

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing this letter where indicated below and returning the same to the Agent upon which this letter as so accepted shall constitute an agreement among us.

Yours very truly,

SPROTT PRIVATE WEALTH L.P. by its general partner, Sprott Private Wealth GP Inc.

By:           /s/  Kristin McTaggart /s/
Authorized Officer

The foregoing offer is accepted and agreed to as of the date first above written.

VISTA GOLD CORP.

By:  /s/ Michael B. Richings /s/
Authorized Officer